UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Chatham Lodging Trust

(Exact name of registrant as specified in its charter)

Maryland	27-1200777
(State of incorporation or organization)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 200 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.625% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

File No. 333-251600

Securities registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

Chatham Lodging Trust (the “Registrant”) hereby incorporates by reference herein the description of its 6.625% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series A Preferred Shares”), to be registered hereunder, set forth under the heading “Description of the Series A Preferred Shares”, in the Registrant’s prospectus dated June 23, 2021, as filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Series A Preferred Shares will be listed on the New York Stock Exchange.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Chatham Lodging Trust (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 29, 2016 (File No. 001-34693)).

3.2	Second Amended and Restated Bylaws of Chatham Lodging Trust (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on April 21, 2015 (File No. 001-34693)).

3.3†	Articles Supplementary to the Declaration of Trust designating the 6.625% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share.

†	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHATHAM LODGING TRUST

Date: June 25, 2021	By:	/s/ Jeremy B. Wegner
Name: Jeremy B. Wegner
Title: Senior Vice President and Chief Financial Officer

2